UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 14, 2008

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	1-9014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 14, 2008, the Company entered into its standard form of indemnification agreement for directors and executive officers with Peter Frey, Roger L. Ogden and Robert A. Rayne, the three new members of its Board of Directors who were elected at the Company's Annual Meeting of Shareholders held on May 14, 2008.

The agreements provide that the directors (the "Indemnitees") will be indemnified and held harmless to the fullest possible extent permitted by law, including against all expenses (including attorney's fees and expenses), judgments, fines, penalties and settlement amounts paid or incurred by them in any action, suit or proceeding on account of their services as Director of the Company or as Director of any other company or entity at the request of the Company. The Company will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any action (1) in which a judgment adverse to the Indemnitee establishes (a) that the Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material, or (b) that the Indemnitee personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (2) which the Indemnitee initiated, prior to a change in control of the Company, against the Company or any Director or named executive officer of the Company unless the Company consented to the initiation of such claim. The indemnity agreements require an Indemnitee to reimburse the Company for expenses advanced only to the extent that it is ultimately determined that the Director is not entitled, under Section 723(a) of the New York Business Corporation Law and the indemnity agreement, to indemnification for such expenses.

Copies of the indemnification agreements for Messrs. Frey, Ogden and Rayne are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of
                  Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting of Shareholders held on May 14, 2008, the Company's shareholders approved the adoption of the 2008 Long-Term Incentive Plan (the "2008 Plan"). The 2008 Plan authorizes the issuance of up to 2,000,000 shares of common stock upon the exercise or grant of stock options, stock appreciation rights, restricted stock units, restricted and unrestricted stock awards, cash and other stock-based awards to employees, consultants and directors of the Company. The newly adopted 2008 Plan replaces the Company's 1999 Incentive Compensation Plan (the "1999 Plan"), which expires on May 12, 2009. Subsequent to May 14, 2008, no further awards may [will?]will be made under the 1999 Plan. Pursuant to the terms of the 1999 Plan, all outstanding options under such plan will remain in effect until they expire by their terms.

A copy of the 2008 Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01  Other Events.

The Company's 2008 Annual Meeting of Shareholders was held on May 14, 2008. At the Annual Meeting of Shareholders, the Company's shareholders approved the 2008 Plan and re-elected Messrs. Donald P. Greenberg, Richard P. Greenthal, Christopher R. Kelly, Eugene M. Weber, Michael I. Wellesley-Wesley and Michael C. Wheeler, and elected Messrs. Peter Frey, Roger L. Ogden and Robert A. Rayne, to serve on the Board of Directors until the Annual Meeting of Shareholders to be held in May 2009. Biographical information about the directors, including the newly elected directors, is contained in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 2, 2008.

At a meeting of the Company's Board of Directors immediately following the Annual Meeting of Shareholders, the Board of Directors: (i) re-appointed Christopher R. Kelly as Chairman of the Board of Directors; and (ii) after evaluating the independence and qualifications of the Directors under the applicable rules of The American Stock Exchange and the Securities and Exchange Commission, appointed the Directors to the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors, as follows:

Audit Committee	Compensation Committee
Eugene M. Weber, Chairman	Roger L. Ogden, Chairman
Peter Frey	Donald P. Greenberg
Richard P. Greenthal	Christopher R. Kelly

Corporate Governance and Nominating Committee
Michael C. Wheeler, Chairman
Richard P. Greenthal
Christopher R. Kelly
Robert A. Rayne

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

10.1	Indemnification Agreement between Chyron Corporation and Peter Frey, dated May 14, 2008.

10.2	Indemnification Agreement between Chyron Corporation and Roger L. Ogden, dated May 14, 2008.

10.3	Indemnification Agreement between Chyron Corporation and Robert A. Rayne, dated May 14, 2008.

10.4	Chyron Corporation 2008 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: May 20, 2008

Exhibit No.	Description

10.1	Indemnification Agreement between Chyron Corporation and Peter Frey, dated May 14, 2008.
10.2	Indemnification Agreement between Chyron Corporation and Roger L. Ogden, dated May 14, 2008.
10.3	Indemnification Agreement between Chyron Corporation and Robert A. Rayne, dated May 14, 2008.
10.4	Chyron Corporation 2008 Long-Term Incentive Plan.

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